AMENDMENT TO LOAN AND SECURITY AGREEMENT

This AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 29 day of March 2014, by and between Silicon Valley Bank (“Bank”) and Research Solutions, Inc., a Nevada corporation and Reprints Desk, Inc., a Delaware corporation (jointly and severally, the “Borrower”).

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 23, 2010 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to do the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.          Amendments to Loan Agreement.

2.1           Modified Permitted Investments. Subclause (l) of the definition of “Permitted Investments” set forth in Section 13.1 of the Loan Agreement is hereby amended and shall read as follows:

(l)          From November 1, 2013 through June 30, 2014, an aggregate cash Investment (up to a maximum of $333,333) equal to one-third (33.33%) of the amount of proceeds received by Research Solutions, Inc. from the exercise of Research Solutions, Inc. warrants held by investors which warrants have an exercise price of $2.00 per share and an expiration date of on or before November 30, 2013 (the “Inducement Warrants”), provided that no Event of Default has occurred and is continuing both before and after giving effect to each such cash Investment.

2.2           Modified Permitted Investments. The following subclause (m) is hereby added at the end of the definition of “Permitted Investments” set forth in Section 13.1 of the Loan Agreement and shall read as follows:

(m)          From the date of Research Solutions, Inc.’s public offering registration of its common stock (approximately April 2014) (the “Public Offering”) through March 31, 2015, an aggregate cash Investment (up to a maximum of $750,000) equal to five percent (5.0%) of the amount of proceeds received by Research Solutions, Inc. from the Public Offering, provided that no Event of Default has occurred and is continuing both before and after giving effect to each such cash Investment.

3.          Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.          Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and due authority to execute and deliver this Amendment; and

4.3           The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.          Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.          Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $5,000.

7.          Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Research Solutions, Inc.

By:	/s/ Kevin Fleischman	By:	/s/ Alan Urban
Name:	Kevin Fleischman	Name:	Alan Urban
Title:	Vice President	Title:	CFO

BORROWER

Reprints Desk, Inc.

		By:	/s/ Alan Urban
		Name:	Alan Urban
		Title:	CFO